Exhibit 24.1

POWER OF ATTORNEY

Each director and/or officer of Farmers National Banc Corp. (the “Corporation”) whose signature appears below hereby appoints JOHN S. GULAS and CARL D. CULP, and each of them, with full power of substitution and resubstitution, to do any and all acts and things in his or her name and on his or her behalf, in his or her capacity as a director or officer of the Corporation and to execute any and all instruments for him or her and in his or her name in the capacities set forth below, which said attorneys or agents, or either of them, may deem necessary or advisable to enable the Corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the filing of a Registration Statement on Form S-3 with respect to the Corporation’s dividend reinvestment plan, including specifically, but without limitation, power and authority to sign for him or her as a director or officer of the Corporation, the previously mentioned Registration Statement, any and all amendments (including post-effective amendments) to the Registration Statement and any and all registration statements relating to the same offering filed pursuant to the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and all documents in connection therewith, including requests to accelerate the effectiveness of each registration statement, if applicable, with the Securities and Exchange Commission; and he or she hereby ratifies and confirms all that the same attorneys and agents, or their substitute or substitutes, or any of them, shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, we have hereunto set our hands effective as of the 10th day of April, 2012.

/s/ John S. Gulas	/s/ Carl D. Culp	/s/ Joseph W. Sabat
John S. Gulas	Carl D. Culp	Joseph W. Sabat
President, CEO and Director	Executive VP, CFO and Treasurer	Controller
(Principal Executive Officer)	(Principal Financial Officer)	(Principal Accounting Officer)

Director
Gregory C. Bestic

/s/ Lance J. Ciroli	Director
Lance J. Ciroli

/s/ Anne Frederick Crawford	Director
Anne Frederick Crawford

/s/ Ralph D. Macali	Director
Ralph D. Macali

/s/ David Z. Paull	Director
David Z. Paull

/s/ Earl R. Scott	Director
Earl R. Scott

/s/ Gregg Strollo	Director
Gregg Strollo

/s/ Ronald V. Wertz	Director
Ronald V. Wertz